Exhibit 10.05

AMENDMENT NO. 5 TO LEASE

Raritan, New Jersey

THIS AMENDMENT is made this 5th day of December 2012

BETWEEN:                     RARITAN JOHNSON ASSOCIATES, LLC, a New Jersey Limited Liability Company, having an office at 30 Route 22 West, Green Brook, New Jersey 08812, herein referred to as Landlord,

AND:                                                        UFP TECHNOLOGIES, INC., a Delaware Corporation, having an address at East 172 Main Street, Georgetown, MA 01833, herein referred to as Tenant.

WHEREAS, Landlord’s predecessor in interest, Raritan Associates, and Tenant (under Tenant’s prior name, United Foam Plastics Corporation) entered into and executed a lease dated as of January 4, 1993 (the “Original Lease”) for the Premises located at 1 Johnson Drive, Building No. 4, Raritan, New Jersey 08869, and as more particularly described therein;

WHEREAS, the Original Lease was amended by Amendment No. 1 dated January 2, 2000 and by Amendment No. 2 dated August 2001.  The subject matter of each of Amendments No. 1 and No. 2 was additional space, not part of the Demised Premises referred to in the Original Lease.  The provisions of both Amendment No. 1 and Amendment No. 2 have become moot.

WHEREAS, the Original Lease was further amended by “Amendment No. 3 to Lease” dated September 5, 2002, which amendment, among other things, extended the Term until February 29, 2008.

WHEREAS, the Original Lease was further amended by “Amendment No. 4 to Lease” dated October 8, 2007, which amendment, among other things, further extended the Term until February 28, 2013.

WHEREAS, the parties have agreed that the Lease shall not terminate on February 28, 2013 and Landlord and Tenant mutually desire to further amend and extend the Lease as more specifically described herein.

NOW THEREFORE, in consideration of the mutual covenants herein set forth and of ONE DOLLAR and other good and valuable consideration, Landlord and Tenant agree to amend and do hereby amend the Lease, effective March 1, 2013, as follows:

1.                                  All terms contained in this Amendment No. 5 to Lease which are defined in the Lease shall have the meanings attributed to them in the Lease unless a different meaning is clearly required by the context.

2.                                  To the extent that any provision in this Amendment No. 5 conflicts with any provision of the Original Lease, the provisions of this Amendment No. 5 shall prevail.  The term “Lease” as used herein means Original Lease as amended hereby unless a different meaning is clearly required by the context.  Reference in the original Lease to “this Lease” and terms of like import include reference to the Original Lease as modified hereby.

3.                                  The Term of the Lease is extended for one five-year additional extension term (“Extension Term”).  The Extension Term shall commence on March 1, 2013 and shall terminate on February 28, 2018.

4.                                  Basic Monthly Rental and Basic Annual Rental during the Extension Term will be payable monthly on the first day of each month, in advance, as follows:

Annual Period	Basic Monthly Rental	Basic Annual Rental	Dollar Per Sq. Foot

3/1/13 – 2/28/14	$22,654.69	$271,856.25	$4.05

3/1/14 – 2/28/15	$22,654.69	$271,856.25	$4.05

3/1/15 - 2/29/16	$23,997.19	$287,966.25	$4.29

3/1/16 – 2/28/17	$23,997.19	$287,966.25	$4.29

3/1/17 – 2/28/18	$24,612.50	$295,350.00	$4.40

5.                                      The Landlord shall perform the following work for the Extension Term:

A.                                    Within 30 days of this Amendment No. 5 to Lease fully executed by both parties, and weather permitting, the Landlord shall paint the exterior front of the Building.

B.                                    Within 30 days of this Amendment No. 5 to Lease fully executed by both parties, and weather permitting, the Landlord shall paint the exterior East side of the Building.

C.                                    Within 30 days of this Amendment No. 5 to Lease fully executed by both parties, and weather permitting, the Landlord shall repair the corner side of the loading dock’s roof deck closest to the road on the East side of the Building.

D.                                    Within 60 days of this Amendment No. 5 to Lease fully executed by both parties, and weather permitting, the Landlord shall install a floor drain in front of the loading dock doors on the West side of the Building.

E.                                     Within 60 days of this Amendment No. 5 to Lease fully executed by both parties, and weather permitting, the Landlord shall repair the drain in front of the loading dock doors on the East side of the Building.

6.                                      The Tenant shall perform the following work for the Extension Term:

A.                                    The Tenant shall perform the electrical switch gear upgrade and installation of a new transformer at its sole cost and expense.

B.                                    All Tenant work shall be to Code with all proper permits.

C.                                    Tenant shall provide Landlord with copies of all final plans, permits and paid bills.

7.                                      Relative to this Extension Term, the reference to any Early Termination Date in a prior Amendment to Lease or the Lease itself is deleted.  Tenant may terminate this Extension Term (March 1, 2013 — February 28, 2018) as of the last day of a calendar month (the “Early Termination Date”) on not less than 12 calendar months’ prior written notice to the Landlord and the notice must be accompanied by all rent, additional rent and other amounts then due, owing and payable, if any, under the Lease; the Tenant may not then be in default of any of the provisions of the Lease; and the notice may not be given at any time during the first anniversary of the amendment (March 1, 2013 — February 28, 2014).  If such notice is given the Extension Term shall end on the early Termination Date set forth in the notice as if that had been the Termination Date provided for in this Lease.

8.                                  The Tenant represents and warrants that it has not dealt with any real estate brokers or agents with respect to this Amendment No. 5 to Lease and that any reference to real estate brokers or agents in the Lease are deleted.

9.                                      A.                                    Subject to the provisions of paragraph 9C, Landlord hereby grants to Tenant the option (“Option”) to extend the Term following the expiration of the Extension Term hereof for two (2) additional terms of five (5) years (“Option Term 1” and “Option Term 2” and collectively the “Option Terms”).

B.  The Option Terms shall be exercised only by written notice (the “Option Term Notice”) delivered to Landlord by certified mail, return receipt requested not more than fourteen (14) months nor less than twelve (12) months before the expiration of the then prevailing Term. Time shall be of the essence with respect to delivery of the Option Term Notice and if Tenant fails to deliver any Option Term Notice within the specified time period or in the correct manner, the Option shall lapse, and Tenant shall have no further right to extend the Term.

C.  The Option Terms shall be exercisable by Tenant and the Lease shall continue for the Option Term provided that, in each case, all of the following conditions are satisfied:

(i)  At the time Landlord receives the Option Notice and at the commencement of the Option Term(s) related thereto, Tenant shall not be unremedied in default under any of the provisions of the Lease, beyond any applicable period of notice, or grace, or both.

(ii)  At the time Landlord receives the Option Notice and at the commencement of the Option Term(s), the Tenant of the Lease shall not have assigned the Lease or sublet any portion of the Premises, except as permitted by the provisions of the Lease.

D.  The Option Term(s) shall be on all of the same terms and conditions set forth in the Lease and this Amendment No. 5 to Lease, except that (i) Base Rent during each Option Term shall be established in accordance with the provisions of Section E below, (b) there is no Landlord’s Work applicable to any Option Term, and (c) Tenant shall have no further option to extend the Term following the Option Terms.

E.   (i)                 Base Rent payable by Tenant to Landlord shall be the prevailing fair market value (“PFMV”) as determined by Landlord for comparable space within the Park or other comparable space within a 15 mile radius of the Premises.

(ii)             The PFMV shall be determined as follows:

(a) Within 20 days after Tenant has given the Option Notice for the Option Term in question, Landlord shall deliver to Tenant a written notice stating the PFMV to be paid during the Option Term.

(b) If Tenant objects to the PFMV quoted by Landlord, the issue of fair market value shall be open to negotiation between Landlord and Tenant.  In the event that the parties cannot agree within 30 days after Tenant’s receipt of Landlord’s notice, Tenant shall have the right to withdraw the exercise of the option, by written notice to Landlord, in which case the Lease will terminate on the originally scheduled Termination Date.  If Tenant does not give such notice, then the Option Term shall become effective at the PFMV in accordance with Landlord’s notice.

(iii)          If an Option Term does become effective, the parties will promptly enter into an appropriate agreement to document the applicable Base Rent.   However, failure to enter into such agreement shall not negate exercise of Tenant’s option nor establishment of the PFMV.

F.  After commencement of an Option Term, reference in the Lease to “Term” shall refer to the Option Term unless the context requires a different meaning.

10.                               Any termination of the Lease will nullify all further Options, whether or not the same have been exercised.

11.                               All of the terms of the Lease, as amended, shall remain in full force and effect during the Extension Term and each Option Term, if applicable.

12.                           There shall be no Landlord’s Work required for or in connection with an Option Term.

13.                           For purposes of an Option Term only, the Early Termination terms and procedures set forth in Paragraph 5 of Amendment No. 4 to Lease shall apply.

[signature page follows]

IN WITNESS WHEREOF the parties have signed this Amendment No. 5 to Lease as of the date set forth above.

RARITAN JOHNSON ASSOCIATES, LLC
(Landlord)

BY:	/s/ Steven Breitman

	Its	Managing Member

UFP TECHNOLOGIES, INC.
(Tenant)

BY:	/s/ Ronald J. Lataille

	Its	Chief Financial Officer